EXHIBIT 99.1

PRESS RELEASE       Contact:    Carrizo Oil & Gas, Inc.
                                B. Allen Connell, Director of Investor Relations
                                Paul F. Boling, Chief Financial Officer
                                (281) 496-1352

CARRIZO OIL & GAS, INC. ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS INCLUDING RECORD REVENUES AND EBITDA


HOUSTON, November 11, 2004 -- Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today reported the Company's financial results for the third quarter of 2004, which included the following highlights:

Third Quarter 2004 Results --

The third quarter 2004 results included the following highlights:

     o    Production of 2.04 Bcfe.

     o    Record quarterly revenue of $12.3 million.

     o    Net Income of $3.4 million.

     o    Record EBITDA, as defined below, of $9.4 million.

Revenues for the three months ended September 30, 2004 increased 21 percent to $12.3 million as compared to $10.1 million during the quarter ended September 30, 2003. The increase in revenues was driven by higher natural gas production and higher prevailing oil and natural gas prices. Production volumes during the three months ended September 30, 2004 increased three percent to 2.04 Bcfe as compared to 1.99 Bcfe during the third quarter of 2003. The increase was largely due to new production contributions from the Beach House #1, Shadyside #1, the Lopez #13, the Peal Ranch wells and the Barnett Shale wells partially offset by natural declines. Carrizo's average oil sales price increased 49 percent to $43.57 per barrel from $29.15 per barrel during the third quarter of 2003, while the average natural gas sales price increased nine percent to $5.69 per Mcf from $5.21 per Mcf in the third quarter of 2003. The above prices include the effect of hedging activities.

After dividends, accretion of discount on preferred stock and the cumulative effect of change in accounting principle, the Company reported net income available to common shares ("Net Income") of $3.4 million, or $0.15 and $0.15 per basic and diluted share, respectively, for the three months ended September 30, 2004, as compared to $1.9 million, or $0.13 and $0.11 per basic and diluted share, respectively, for the same quarter during 2003. Excluding the $0.1 million non-cash after-tax impact of (1) a stock option compensation benefit ($0.1 million - related to employee stock options repriced in 2000) and (2) the equity in the loss of Pinnacle Gas Resources ($0.2 million - primarily attributable to dividends on Pinnacle preferred stock), Net Income for the quarter ended September 30, 2004 was $3.5 million, or $0.16 and $0.15 per basic and diluted share, respectively.

EBITDA (earnings before interest, income tax, depreciation and amortization expenses, and certain other non-cash items) during the third quarter of 2004 was $9.4 million, or $0.43 and $0.41 per basic and diluted share, respectively, as compared to $6.9 million, or $0.48 and $0.41 per basic and diluted share, respectively, during the third quarter of 2003.

Oil and natural gas operating expenses (excluding production taxes) increased to $1.4 million during the three months ended September 30, 2004 as compared to $0.9 million for the third quarter of 2003. The increase was primarily due to higher workover expense and higher lifting costs due to the increased well count comprised of the Barnett Shale wells (including the Wolverine acquisition) and other new wells mentioned above.

Depreciation, depletion and amortization expenses ("DD&A") were $3.7 million during the three months ended September 30, 2004 as compared to $3.1 million during the third quarter of 2003. The increase in DD&A expense was due to (1) an increase in the DD&A rate primarily due to additions to the proved property cost base and (2) an increase in the production volumes.

General and administrative expenses ("G&A") decreased to $1.3 million during the three months ended September 30, 2004 from $1.6 million during the same quarter of 2003. The decrease in G&A was largely due to executive severance of $0.3 million in the third quarter of 2003.

Non-cash stock option compensation benefit was $0.1 million ($0.1 million after tax) for the three months ended September 30, 2004. This represents the decrease in value of employee stock options that were repriced in 2000.

Other income and expense for the third quarter of 2004 was a net benefit of $0.3 million comprised of (1) the non-cash equity in the loss of Pinnacle Gas Resources, Inc. ("Pinnacle") of $0.2 million (both before and after tax) and (2) the sale of our Enron Claim for a gain of $0.5 million, which was fully reserved for in prior years. Other income and expense for the third quarter of 2003 was a net charge of $0.2 million largely attributable to the non-cash equity in the loss of Pinnacle. Net losses are expected in this early phase of Pinnacle's development of its coalbed methane play, initiated in the third quarter of 2003. Carrizo has no cash requirements for the Pinnacle development program.

Results for the Nine Months Ended September 30, 2004 --

The results for the nine months ended September 30, 2004 include the following highlights:

     o    Record Production of 5.89 Bcfe.

     o    Record revenues of $35.1 million.

     o    Net income of $7.4 million.

     o    Record EBITDA, as defined below, of $24.7 million.

Revenues for the nine months ended September 30, 2004 increased 19 percent to $35.1 million from $29.6 million during the nine months ended September 30, 2003. The increase in revenues was driven by higher prevailing oil and natural gas prices and higher production. Production volumes during the nine months ended September 30, 2004 increased five percent to 5.89 Bcfe as compared to 5.61 Bcfe during the first nine months of 2003. Carrizo's average oil sales price increased 28 percent to $37.14 per barrel from $29.08 per barrel during the first nine months of 2003, while the average natural gas sales price increased six percent to $5.89 per Mcf from $5.56 per Mcf in the first nine months of 2003. The above prices include the effect of hedging activities.

The Company reported Net Income of $7.4 million, or $0.38 and $0.36 per basic and diluted share, respectively, for the nine months ended September 30, 2004, as compared to $6.3 million, or $0.45 and $0.38 per basic and diluted share, respectively, for the same period during 2003. Excluding the $1.2 million non-cash after-tax impact of (1) stock option compensation expense ($0.4 million
- related to employee stock options repriced in 2000) and (2) equity in the loss of Pinnacle Gas Resources ($0.8 million - comprised primarily of dividends on Pinnacle preferred stock), Net Income for the nine months ended September 30, 2004, was $8.6 million, or $0.45 and $0.42 per basic and diluted share, respectively.

EBITDA during the nine months of 2004 was $24.7 million, or $1.28 and $1.22 per basic and diluted share, respectively, as compared to $20.2 million, or $1.42 and $1.22 per basic and diluted share, respectively, during the nine months of 2003.

Oil and natural gas operating expenses (excluding production taxes) increased to $3.7 million during the nine months ended September 30, 2004 as compared to $3.1 million in the first nine months of 2003. The increase was primarily due to the increased well count comprised of the Barnett Shale wells and other new wells.

Depreciation, depletion and amortization expenses ("DD&A") were $10.6 million during the nine months ended September 30, 2004 as compared to $8.7 million during the first nine months of 2003. The increase in DD&A expense was due to
(1) an increase in the DD&A rate primarily due to additions to the proved property cost base and (2) in part to increased production volumes.

General and administrative expenses ("G&A") increased to $5.1 million during the nine months ended September 30, 2004 from $4.3 million during the same period of 2003. The increase in G&A was due primarily to higher incentive compensation costs, higher professional fees in connection with the 2003 year-end audit, costs related to Sarbanes-Oxley compliance, higher professional fees in connection with the subordinated debt amendments and in part to higher salary and benefit costs.

Non-cash stock option compensation expense was $0.6 million ($0.4 million after tax) for the nine months ended September 30, 2004.

Other income and expense for the first nine months of 2004 was a net charge of $0.3 million largely comprised of (1) non-cash equity in the loss of Pinnacle of $0.8 million (both before and after tax) partially offset by (2) the sale of our Enron claim for a gain of $0.5 million, which was fully reserved for in prior years.

"We are pleased with our financial performance year-to-date including record revenues and record EBITDA," commented S.P. Johnson IV, Carrizo's President and Chief Executive Officer. "Operationally we have had an excellent year, reaching record production levels while building a large acreage position in the Barnett Shale. We are continuing to accelerate our investment in our drilling program, both in the Gulf Coast and the Barnett Shale. With Carrizo's improved liquidity, due to record EBITDA and our recent debt financing, we are very excited about capitalizing on our Gulf Coast drilling success and rapidly expanding Barnett Shale position."

Carrizo Oil & Gas, Inc., is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven onshore trends along the Texas and Louisiana Gulf Coast regions. Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to the Company's or management's intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future including potential effects or timing, cash flow, drilling program, reserve growth, effect of financing, growth in Barnett Shale, the expected timing of drilling of additional wells and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the results and dependence on exploratory drilling activities, operating risks, oil and gas price levels, land issues, availability of equipment, weather and other risks described in the Company's Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission.

                        (Financial Highlights to Follow)

                             CARRIZO OIL & GAS, INC.
                            STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                             THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                SEPTEMBER 30,                      SEPTEMBER 30,
                                                    ---------------------------------   ---------------------------------
                                                          2004             2003               2004             2003
                                                    ---------------   ---------------   ---------------   ---------------
Oil and natural gas revenues                         $  12,273,980     $  10,123,461     $  35,106,951     $  29,615,100
                                                    ---------------   ---------------   ---------------   ---------------

Costs and expenses:
   Oil and natural gas operating expenses                1,369,169           924,989         3,659,489         3,100,944
   Production taxes                                        757,066           662,442         2,189,284         1,969,512
   Depreciation, depletion and amortization              3,708,441         3,086,393        10,561,427         8,727,313
   General and administrative expenses                   1,295,803         1,624,326         5,075,243         4,273,995
   Accretion expense related to asset
     retirement obligations                                  8,008            10,758            20,892            28,676
   Stock option compensation expense (benefit)            (138,704)          295,867           617,280           319,237
                                                    ---------------   ---------------   ---------------   ---------------

Total costs and expenses                                 6,999,783         6,604,775        22,123,615        18,419,677
                                                    ---------------   ---------------   ---------------   ---------------

Operating income                                         5,274,197         3,518,686        12,983,336        11,195,423
                                                    ---------------   ---------------   ---------------   ---------------

Other income and expenses, net                             268,885          (185,294)         (313,896)         (164,357)
Interest income                                             21,790            13,095            44,717            50,252
Interest expense, net of amounts capitalized               (95,672)           (5,460)         (181,917)          (15,732)
                                                    ---------------   ---------------   ---------------   ---------------

Income before income taxes                               5,469,200         3,341,027        12,532,240        11,065,586
                                                    ---------------   ---------------   ---------------   ---------------

Income tax expense                                       2,078,796         1,259,240         4,820,360         4,052,835
                                                    ---------------   ---------------   ---------------   ---------------

Net income before cumulative effect of change
   in accounting principle                               3,390,404         2,081,787         7,711,880         7,012,751
                                                    ---------------   ---------------   ---------------   ---------------

Dividends and accretion of discount
   on preferred stock                                            -           189,309           350,720           551,454
                                                    ---------------   ---------------   ---------------   ---------------

Net income available to common shares
   before cumulative effect of
   change in accounting principle                        3,390,404         1,892,478         7,361,160         6,461,297
                                                    ---------------   ---------------   ---------------   ---------------

Cumulative effect of change in accounting
   principle                                                     -                 -                 -           128,374
                                                    ---------------   ---------------   ---------------   ---------------

Net income available to common shares                $   3,390,404     $   1,892,478         7,361,160         6,332,923
                                                    ===============   ===============   ===============   ===============

EBITDA (see table below)                             $   9,364,841     $   6,894,233        24,713,697        20,154,741
                                                    ===============   ===============   ===============   ===============

Basic net income per common share:
  Net income before cumulative effect of
     change in accounting principle                  $        0.15     $        0.13     $        0.38     $        0.46
  Cumulative effect of change in
     accounting principle                                        -                 -                 -             (0.01)
                                                    ---------------   ---------------   ---------------   ---------------

  Basic net income per common share                  $        0.15     $        0.13     $        0.38     $        0.45
                                                    ===============   ===============   ===============   ===============

Diluted net income per common share:
  Net income before cumulative effect of
     change in accounting principle                  $        0.15    $         0.11     $        0.36     $        0.39
  Cumulative effect of change in
     accounting principle                                        -                 -                 -            (0.01)
                                                    ---------------   ---------------   ---------------   ---------------

Diluted net income per common share                  $        0.15     $        0.11     $        0.36     $        0.38
                                                    ===============   ===============   ===============   ===============

Basic weighted average common shares outstanding        21,909,855        14,264,639        19,255,156        14,224,893
                                                    ---------------   ---------------   ---------------   ---------------

Diluted weighted average common shares outstanding      22,969,833        16,890,630        20,253,905        16,574,238
                                                    ---------------   ---------------   ---------------   ---------------

                                     (more)

                             CARRIZO OIL & GAS, INC.
                             CONDENSED BALANCE SHEET




                                                                                    09/30/04         12/31/03
                                                                                ---------------   ---------------
                                                                                  (unaudited)
ASSETS:
  Cash and cash equivalents                                                      $   3,542,169     $   3,322,057
  Other current assets                                                              15,363,667        11,003,512
  Property and equipment, net                                                      184,736,422       135,273,200
  Other assets                                                                       1,216,391           567,755
  Investment in Pinnacle Gas Resources, Inc.                                         5,783,719         6,636,589
                                                                                ---------------   ---------------

TOTAL ASSETS                                                                     $ 210,642,368     $ 156,803,113
                                                                                ===============   ===============

LIABILITIES AND EQUITY:
  Accounts payable and accrued liabilities                                       $  30,578,024     $  24,001,971
  Current maturities of long-term debt                                                 304,968         2,139,549
  Long-term notes payable                                                           19,049,590         7,121,646
  Long-term subordinated notes payable, net                                         28,178,183        26,991,413
  Deferred income taxes                                                             16,364,246        12,479,553
  Other liabilities                                                                  1,086,440           883,117
  Convertible participating preferred stock                                                  -         7,114,103
  Equity                                                                           115,080,917        76,071,761
                                                                                ---------------   ---------------

TOTAL LIABILITIES AND EQUITY                                                     $ 210,642,368     $ 156,803,113
                                                                                ===============   ===============

(1) Income tax expense for the three and nine months ended September 30, 2004 includes a $1,999,624 and $4,651,188, respectively, provision for deferred income taxes and a $79,172 and $169,172, respectively, provision for currently payable franchise taxes. Income tax expense for the three and nine months ended September 30, 2003 includes a $1,214,240 and $3,917,835, respectively, provision for deferred income taxes and a $40,935 and $122,805, respectively, provision for currently payable franchise taxes.

(2) Long-term notes payable at December 31, 2003 includes a note in the principal amount $863,246 payable by CCBM, Inc. (a wholly-owned subsidiary of the Company) to Rocky Mountain Gas, Inc. recourse solely to CCBM, Inc.'s interests in certain undeveloped oil and natural gas leases in Wyoming and Montana. At September 30, 2004 and December 31, 2003 current maturities of long-term debt include $194,001 and $863,246, respectively, related to the CCBM, Inc. note.

(3) Subordinated notes payable are presented net of discounts of $277,457 and $342,012 as of September 30, 2004 and December 31, 2003, respectively.

(4) Stock option compensation expense (benefit) is a non-cash charge (benefit) resulting from the change in the price of the stock underlying employee stock options that were repriced in February 2000.


(5) In February 2002, the Company consummated the sale of $6 million of convertible participating preferred stock and warrants to purchase the Company's common stock. Convertible preferred stock is presented net of discounts. All of the convertible participating preferred stock was converted into 1,318,125 shares of common stock during the three months ended June 30, 2004.

(6) During the six months ended June 30, 2004, 2,298,611 warrants were converted into 2,003,070 shares of common stock.

(7) The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" on January 1, 2003, resulting in a charge of $128,374 for the quarter ended March 31, 2003 to record the cumulative effect of the change in accounting principle.

                                     (more)

                             CARRIZO OIL & GAS, INC.
                              NON-GAAP DISCLOSURES
                                   (unaudited)


                                                                 THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                   SEPTEMBER  30,                      SEPTEMBER 30,
                                                         ---------------------------------   ---------------------------------
Reconciliation of Net Income to EBITDA                        2004              2003              2004              2003
----------------------------------------------------     ---------------   ---------------   ---------------   ---------------
Net income before cumulative effect of
   change in accounting principle                         $   3,390,404     $   2,081,787     $   7,711,880     $   7,012,751
                                                         ---------------   ---------------   ---------------   ---------------

Cumulative effect of change in accounting principle                   -                 -                 -           128,374
                                                         ---------------   ---------------   ---------------   ---------------

Net Income                                                $   3,390,404     $   2,081,787     $   7,711,880     $   6,884,377
                                                         ---------------   ---------------   ---------------   ---------------

Adjustments:
  Depreciation, depletion and amortization                    3,708,441         3,086,393        10,561,427         8,727,313
  Interest expense, net of amounts capitalized
     and interest income                                         73,882            (7,635)          137,200           (34,520)
  Income taxes                                                2,078,796         1,259,240         4,820,360         4,052,835
  Equity in loss of Pinnacle Gas Resources, Inc.                244,014           167,823           844,658           176,823
  Stock option compensation expense (benefit)                  (138,704)          295,867           617,280           319,237
  Accretion expense related to asset
     retirement obligations                                       8,008            10,758            20,892            28,676
                                                         ---------------   ---------------   ---------------   ---------------

EBITDA, as defined                                        $   9,364,841     $   6,894,233     $  24,713,697     $  20,154,741
                                                         ===============   ===============   ===============   ===============

EBITDA per basic common share                             $        0.43     $        0.48     $        1.28     $        1.42
                                                         ===============   ===============   ===============   ===============

EBITDA per diluted common share                           $        0.41     $        0.41     $        1.22     $        1.22
                                                         ===============   ===============   ===============   ===============


                             CARRIZO OIL & GAS, INC.
                          PRODUCTION VOLUMES AND PRICES
                                   (unaudited)


Production volumes-

    Oil and condensate (Bbls)                                    72,634           105,111           243,145           362,643
    Natural gas (Mcf)                                         1,601,708         1,355,022         4,427,309         3,431,638
    Natural gas equivalent (Mcfe)                             2,037,512         1,985,688         5,886,179         5,607,496

Average sales prices-

    Oil and condensate (per Bbl)                          $       43.57     $       29.15     $       37.14     $       29.08
    Natural gas (per Mcf)                                 $        5.69     $        5.21     $        5.89     $        5.56
    Natural gas equivalent (per Mcfe)                     $        6.02     $        5.10     $        5.96     $        5.28


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